Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Mesa Laboratories, Inc. (the “Company”) of our report dated June 2, 2026, relating to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2026, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Los Angeles, California

June 2, 2026